Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6108 Fax 913 696 6116 News Release

YRC Worldwide Expects To Receive $700 Million CARES Act Loan from U.S. Treasury

Overland Park, KS, July 1, 2020 – YRC Worldwide Inc. (NASDAQ: YRCW), the nation’s second largest less-than-truckload (LTL) shipping company, today announced that the United States Department of the Treasury (“UST”) intends to provide a $700 million loan to YRCW under authorization provided by Subtitle A of Title IV of the CARES Act.

YRCW and its operating companies Holland, New Penn, Reddaway, and YRC Freight have been significantly impacted by the COVID-19 pandemic. These companies collectively employ 30,000 trucking professionals, including 24,000 Teamsters. The CARES Act assistance will be used to pay for deferred employee healthcare and pension costs and other contractual obligations as well as to support essential capital investment.

YRCW CEO Darren Hawkins stated, “We would like to thank Congress for passing the CARES Act and the U.S. Department of the Treasury for providing this vital funding which recognizes the essential role YRCW plays in the nation’s supply chain. Through our work with over 200,000 customers, including being a leading transportation provider for the Departments of Defense, Energy, Homeland Security, and Customs and Border Protection, YRCW’s freight professionals have developed a deep understanding of, and expertise in, the importance of a secure and reliable supply chain.

“Our 30,000 employees have continued to serve hundreds of quarantined communities across the country during the pandemic and this financial assistance will enable us to bridge this pandemic-related crisis and continue to provide essential shipping services for the nation’s supply chain. The funding will also enable us to continue successfully implementing our multi-year strategic plan to transform our five powerful brands to operate as ONE Company, ONE network to better serve our customers and the nation’s supply chain as economic recovery takes hold.”

Transaction Terms

YRCW has entered into an agreement on June 30th under which UST will receive 29.6% fully diluted equity ownership in YRCW (pro forma for dilution from the UST equity issuance), described in further detail below, in connection with the loan from UST to YRCW.

YRCW will receive a loan of $700 million in two tranches, subject to completion of definitive documentation:

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Tranche A of approximately $350 million, will be used to cover short-term contractual obligations and certain other obligations including pension and healthcare payments. The loan terms are LIBOR plus 3.5%, consisting of 1.5% cash and 2.0% payment in kind. This loan matures on September 30, 2024.

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Tranche B of approximately $350 million, will be used for essential capital investment in trailers and tractors and is expected to carry an interest rate of LIBOR plus 3.5% in cash. This loan also matures on September 30, 2024.

YRC’s existing credit facilities are expected to be amended to permit the new loan.

The material terms of the equity issuance agreement, the loan from U.S. Treasury, and the amendments to the existing credit facilities will be available in a Form 8-K which will be filed with the Securities and Exchange Commission (SEC).

Equity Grant

The Company has agreed to issue to the UST shares of common stock that, after the issuance, will constitute approximately 29.6% of the Company’s fully diluted common stock outstanding. The Company is relying on Nasdaq’s temporary COVID-related exception to its stockholder approval requirements. The Audit & Ethics Committee of the Board of Directors of the Company, which is comprised solely of independent, disinterested directors, expressly approved reliance on Nasdaq’s COVID-related exception and determined that the transaction is in the best interest of the Company’s stockholders.

UST will hold the shares of the Company’s common stock through a voting trust, which will be required to vote the shares in the same proportion as all other unaffiliated shares of the Company’s common stock are voted. The shares will be subject to certain transfer restrictions and the Company has agreed to register the shares for resale pursuant to a registration rights agreement.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “look forward,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to secure a final agreement with the U.S. Treasury or the Company’s existing lenders generally or on commercially reasonable terms; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) the impact of COVID-19 on our results of operations, financial condition and cash flows; general economic factors and transportation industry-specific economic conditions, including the impact of COVID-19; our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; our failure to comply with the covenants in the documents governing our existing and future indebtedness; customer demand in the retail and manufacturing sectors; business risks and increasing costs associated with the transportation industry, including increasing equipment, operational and technology costs and disruption from natural disasters; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages, if our relationship with our employees and unions were to deteriorate; increasing pension expense and funding obligations, subject to interest rate volatility; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures;

our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations, including (without limitation) labor laws and laws and regulations regarding the environment; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; a significant privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; shortages of fuel and changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

About YRC Worldwide:

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including Holland, New Penn, Reddaway, and YRC Freight, as well as the logistics company HNRY Logistics. Collectively, YRC Worldwide companies have one of the largest, most comprehensive logistics and LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:

Eric Birge

913-696-6108

investor@yrcw.com

Media Contact:

Mike Kelley

913-696-6121

mike.kelley@yrcw.com

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